LEASE AGREEMENT

THIS LEASE AGREEMENT (**"Lease"**) is made this 6th day of September, 2019 (the **"Effective Date"**), by and between **TOWER SIX OP, LP**, a Pennsylvania limited partnership (**"Landlord"**), **IOTA COMMUNICATIONS, INC.** (**"Tenant"**).

BACKGROUND

Landlord is the owner of a twelve (12) story Class A office and retail building known as Tower Six (the **"Building"**) located at 600 Hamilton Street, Allentown, Lehigh County, Pennsylvania. The Building is shown cross-hatched on the plan attached hereto as **Exhibit A** (**"Building Image and Stacking Plan"**).

WITNESSETH, THAT, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Landlord and Tenant hereby covenant and agree as follows:

1. FUNDAMENTAL LEASE PROVISIONS AND CERTAIN DEFINED TERMS.

(a) **Term:** The term of this Lease shall be for five (5) years, commencing on the Commencement Date and ending on the last day of the month which is sixty (60) months after the Commencement Date (the **"Expiration Date"**). Tenant shall use and occupy the Demised Premises for the Permitted Use for the Term.

(b) **Demised Premises**: Approximately seven thousand one hundred fifty (7,150) square feet of space (the **"Tenant's SF"**) located on the tenth (10) floor of the Building and including a rentable square foot allocation of the Building common areas. The Demised Premises is depicted and described more specifically on the plan attached hereto as **Exhibit B ("Demised Premises")**. After Landlord's approval of the Tenant Improvement Plans as set forth in Section 5(b) below, the Tenant's SF may be adjusted, if necessary, based on the approved Tenant Improvement Plans.

(c) **Building SF**: The total rentable square feet of the Building as it is currently designed is one hundred forty-one thousand four hundred forty-five (141,445).

(d) **Tenant's Proportionate Share**: The Tenant's SF divided by the Building SF, as may be adjusted from time to time.

(e) **Commencement Date**: Subject to the provisions of Section 15 below, the Commencement Date shall be the date of issuance of a Certificate of Occupancy for the Demised Premises (designated as March 1, 2020 in **Exhibit C ("Design and Construction Schedule")**. Tenant and Landlord shall execute the "Confirmation of Commencement Date" attached hereto as **Exhibit C ("Confirmation of Commencement Date")** immediately upon Commencement Date.

(f) **Notice Addresses**:

Landlord:	Tower Six OP, LP 645 Hamilton Street, Suite 600 Allentown, PA 18101 Attn: J.B. Reilly
Tenant:	Before Lease Commencement Iota Communications, Inc. 2111 E. Highland Ave., STE 305 Phoenix, AZ 85016 Attn: Legal Department
Tenant:	After Lease Commencement Iota Communications, Inc. 600 Hamilton Street, Ste 1010 Allentown, PA 18101 Attn: Terrence DeFranco, CEO

(g) **Landlord's Contact:** J.B. Reilly, President

(h) **Tenant's Contact:** Terrence DeFranco, CEO

(i) **Base Rent**: Fifteen and 75/100 Dollars ($15.75) per Tenant's SF subject to the provisions set forth in Section 4 below. During the initial term, the first six (6) months' Base Rent and Additional Rent shall be calculated based on a Tenant's SF of four thousand six hundred fifty (4,650) as detailed with the rent schedule shown in Section 4(e) below. Thereafter all Base Rent and Additional Rent and other sums due shall revert to the Tenant's SF of seven thousand and one hundred fifty (7,150).

(j) **Permitted Use**: General Office and other related uses.

(k) **Security Deposit**: See Section 11 (b) below.

(l) **Property Manager**: City Center Management Company or any other company, firm or person designated by Landlord from time to time.

(m) **Renewal Terms**: Subject to the provisions of Section 3 and 4 below, Tenant shall have the option to renew the Term of this Lease for two (2) additional terms of five (5) years each. Each renewal term shall hereinafter be referred to individually and collectively as the "**Renewal Term**".

(n) **Tenant Parking**: See Section 7 below.

2. **DEMISED PREMISES.** Landlord leases to Tenant and Tenant accepts from Landlord, the Demised Premises for the Term and subject to the provisions and conditions hereof.

3. **TERM/RENEWAL TERMS.** Tenant shall lease the Demised Premises for the Term, subject to Section 4 below. This Lease may be extended at Tenant's election for the Renewal Terms specified in Section 1(m) above subject to the following conditions:

   a. Tenant shall notify Landlord in writing no less than twelve (12) months prior to the end of the initial Term or the then current Renewal Term of its election to have this Lease continue for any applicable Renewal Term.

   b. At the time of the commencement of any Renewal Term, this Lease must be in full force and effect, and there may be no uncured Default by Tenant after giving effect to any applicable notice and/or cure period set forth in this Lease.

   c. After the commencement of any Renewal Term, the word "Term" as used in this Lease shall include the applicable Renewal Term, except that: (i) the Base Rent during any Renewal Term shall be subject to increase as set forth in Section 5(f) below, and (ii) there shall be no further renewal or right of renewal after all of the Renewal Terms specified in Section 1(m) above have been exhausted.

4. **ANNUAL BASE RENT AND ADDITIONAL RENT.**

(a) The Tenant's obligation to pay all Base Rent, Additional Rent and all other sums payable by Tenant hereunder shall commence as of the Commencement Date. The first monthly installment of Base Rent and all Additional Rent and each subsequent monthly installment of Base Rent and all Additional Rent shall thereafter be payable on the first (1st) day of each month of the Term hereof.

(b) If the Commencement Date of this Lease is on a day other than the first day of a month, the first monthly installment of Base Rent shall be prorated as follows: the first monthly installment of Base Rent shall be multiplied by a fraction the numerator of which shall be the number of days in the applicable month on and after the Commencement Date and the denominator of which shall be the total number of days in the applicable month. If the Commencement Date of this Lease is on a day other than the first day of a month, the Tenant shall pay the prorated amount of Base Rent calculated as set forth above to Landlord on the Commencement Date.

(c) All Base Rent, Additional Rent and other sums due to Landlord hereunder shall be paid to Landlord at Landlord's Notice Address specified in Section 1(f) above, or to such other party or at such other address as Landlord may designate from time to time by written notice to Tenant, without demand and without deduction, set-off or counterclaim of any nature. Landlord reserves the right to have Tenant pay all Base Rent, Additional Rent and other sums due to Landlord hereunder by wire transfer or ACH to a bank account designated by Landlord from time to time.

(d) If Landlord, at any time or times, shall accept any Base Rent, Additional Rent or other sum due to it hereunder after the same shall become due and payable, such acceptance shall not excuse any subsequent delay or constitute or be construed as a waiver of any of Landlord's

rights hereunder. Furthermore, no endorsement or statement on any check or payment or any letter or other writing accompanying any check or payment to Landlord shall be deemed binding on Landlord or deemed an accord and satisfaction, and Landlord may accept any check or payment from Tenant without prejudice to Landlord's right to recover the balance of the Base Rent, Additional Rent or other sums due to it by Tenant, and without limitation on Landlord's right to pursue each and every remedy in this Lease or provided by law.

(e) Base Rent and Operating Expenses for the first year of the Initial Term is set forth in the schedule below and shall be paid by Tenant to Landlord pursuant to the Lease terms herein.

Monthly Base Rent & Operating Expense Schedule (Initial Term, Year 1)				
	Base Rent*	Budgeted Operating Expenses **	Subtotal***	Notes
Months 1-6	$6,103	$3,488	$9,591	Calculated on partial Tenant's SF of 4,650
Months 6 - 12	$9,384	$5,363	$14,747	Calculated on entire Tenant's SF of 7,150

*Subject to this Section 4, Base rent shall escalate at an annual rate to 2.5% each year throughout the Term and Renewal Term(s).

**The Operating Expense is budgeted at 9.00 per Tenant's SF and is subject to Section 9 below.

***The above is not intended to capture all cost associated with Tenant's occupancy of the Demised Premises

(f) After the first Lease Year, of the Term, the annual Base Rent shall increase by two and five tenths percent (2.5%) each year. The two and five tenths percent (2.5%) increase shall be calculated by using the previous Lease Year's Base Rent. Tenant shall continue to pay the annual Base Rent in twelve (12) equal installments and the Additional Rent on the first day of each month throughout the term of this Agreement.

(g) The Base Rent for the initial year of each Renewal Term shall be increased by two and one-half percent (2.5%) over the Base Rent for the last year of the previous Term. Thereafter, the annual Base Rent shall increase by two and one-half percent (2.5%) each year of such Renewal Term.

5. BUILDING CONSTRUCTION AND TENANT IMPROVEMENTS.

(a) The Landlord shall, at its sole cost and expense, cause the Building and the shell and core of the Demised Premises to be designed and constructed generally in accordance with the plans and specifications attached hereto as **Exhibit D** (the "**Building Shell & Core Plans**"). The Landlord shall have the right, in its sole discretion, to revise the Building Shell & Core Plans provided that such revisions do not cause a violation of any of the terms hereunder.

(b) The Tenant shall, at its sole costs and expense, be responsible for the design of the Tenant improvements to be constructed in the Demised Premises (the "**Tenant Improvements**") and for the timely completion of ready to build construction drawings and specification for the

Tenant Improvements sealed by Tenant's architect (the "**Tenant Improvements Plans**"). The Tenant Improvements Plans shall conform to the requirements set forth on the attached **Exhibit E** (the "**Landlord's Building Standard Finishes**") and shall be subject to the Landlord's review and approval, such approval not to be unreasonably withheld, conditioned or delayed. In addition, Tenant shall use Northstar Construction Management to provide Tenant with interior preconstruction, design and construction management services as set forth on the attached **Exhibit F** (the "**Northstar Services**").

(c) Landlord shall cause the Tenant Improvements to be constructed in accordance with the Tenant Improvement Plans approved pursuant to Section 5(b) above. Landlord shall provide an improvement allowance of up to one hundred ten dollars ($110.00) per Tenant's SF ("**Improvement Allowance**") which based on 7,150 SF is $786,500.00. The Improvement Allowance will be used for the creation of the Tenant Improvement Plans and the design and construction of the Tenant Improvements. Landlord shall provide Tenant, at Tenant's election, up to twenty dollars ($20.00) per Tenant's SF for furniture, Fixtures and Equipment ("FF&E), additional construction or related costs and expenses in connection with the Landlord's construction of the Tenant Improvements that exceed the Improvement Allowance (collectively, the "**Amortized Excess Tenant Improvements Allowance**") and shall be financed by Landlord and amortized by the Landlord over seven (7) years as set forth in Section 6(e) below. Tenant shall be responsible for the documented and out-of-pocket costs and expenses incurred by the Landlord in connection with the Tenant Improvements in excess of the Improvement Allowance

(d) Landlord and Tenant agree that, subject to Section 15 below, the Tenant's provision of the Tenant Improvements Plans and the Landlord's construction of the Building Shell & Core and the Tenant Improvements shall be accomplished in accordance with the design and construction schedule attached hereto as **Exhibit G** (the "**Design and Construction Schedule**").

(e) Upon completion of the Tenant Improvements, the Landlord cause the contractor to provide a certification of the date of substantial completion of the Tenant Improvements and shall provide the Tenant with a monthly amortization schedule for the Amortized Tenant Improvements amortizing the aggregate costs and expenses of the Amortized Tenant Improvements over five (5) years at an interest rate of Four Percent (4.00%) per annum (the "**Tenant Improvements Amortization Schedule**"). The Tenant shall pay the monthly principal and interest amounts indicated on the Tenant Improvements Amortization Schedule (the "**Amortized Tenant Improvements Payments**") on the first (1st) day of each month of the Term hereof. The Amortized Tenant Improvements Payments shall be deemed Additional Rent.

(f) The Landlord shall be under no obligation to make any structural or other alterations, decorations, additions, improvements or other changes (collectively, "**Alterations**") in or to the Demised Premises or the Building except as expressly set forth in this Lease.

(g) Alterations and Tenant Improvements made to the Premises must be made in accordance with the Landlord's Building Standard Finishes as further defined in **Exhibit E** "**Landlord's Building Standard Finishes**". Full floor tenants, at tenant's expense, may upgrade Landlord's Building Standard Finishes (ex. Restrooms, Elevator Corridors, etc.) with written

consent of Landlord. Tenant shall not make or permit anyone to make any Alterations in or to the Demised Premises or the Building, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not make or permit anyone to make any Alterations in or to the Demised Premises or the Building, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any Alterations made by or at the request of Tenant shall be of a type, material, and nature that are in accordance with the overall aesthetic quality and standard finishes of the Building and shall be made: (i) in a good, workmanlike, first-class and prompt manner by a contractor reasonably acceptable to Landlord; (ii) in accordance with plans and specifications prepared by a duly licensed engineer or architect reasonably acceptable to Landlord, which plans and specifications shall be approved in writing by Landlord at Landlord's standard charge; (iii) in accordance with all applicable laws, ordinances and regulations and the requirements of any insurance company insuring the Building or any portion thereof; (iv) after having obtained all governmental permits and authorizations required in connection with the work and providing copies of same to Landlord; (v) after obtaining public liability and worker's compensation insurance policies approved in writing by Landlord, which policies shall cover every person who will perform any work with respect to such Alteration; and (vi) upon request, after Tenant has delivered to Landlord documentation reasonably satisfactory to Landlord evidencing Tenant's financial ability to complete the Alterations in accordance with the provisions of this Lease.

(h) Simultaneously with each payment disbursement made to a contractor, subcontractor, laborer, material supplier or any other person retained or engaged by Tenant (collectively, the "**contractors**") who may file a lien against the Demised Premises or the Building for material supplied, or labor or services performed, in connection with any of the Alterations, Tenant shall obtain and deliver to Landlord written, unconditional waivers of mechanics' and materialmen's liens against the Demised Premises and the Building from all such contractors for material theretofore supplied and labor and services theretofore performed. If any lien including, but not limited to, a mechanics' lien, is filed against the Demised Premises or the Building for work done or materials furnished to or at the request of Tenant, it shall be discharged by Tenant at Tenant's sole expense within ten (10) days after Tenant has received notice thereof.

(i) If any Alterations are made without the prior written consent of Landlord, Landlord shall have the right at Tenant's expense to remove and correct such Alterations and restore the Demised Premises and the Building to their condition immediately prior thereto, or to require Tenant to do the same. All Alterations to the Demised Premises or the Building made by either party (including but not limited to the Tenant Improvements) and all fixtures installed within the Demised premises by either party shall immediately and automatically become the property of Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof at the expiration or earlier termination of the Term; provided, however, that (i) if Tenant is not in default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Term, all movable furniture, furnishings and equipment installed in the Demised Premises solely at the expense of Tenant, and (ii) Tenant, at Tenant's expense, shall remove all Alterations (including but not limited to wiring, cables and any other installations within the walls or floors, made by or for Tenant), fixtures and other items in the Demised Premises or the Building which Landlord designates in writing for removal. Movable furniture, furnishings and equipment shall be deemed to exclude without limitation any item the removal of which might

cause damage to the Demised Premises or the Building. Landlord shall have the right at Tenant's expense to repair all damage and injury to the Demised Premises or the Building caused by such removal or to require Tenant to do the same. If such furniture, furnishings and equipment are not removed by Tenant prior to the expiration or earlier termination of the Term, the same shall at Landlord's option become the property of Landlord and shall be surrendered with the Demised Premises as a part thereof; provided, however, that Landlord shall have the right at Tenant's expense to remove from the Demised Premises such furniture, furnishings and equipment and any Alterations which Landlord designates in writing for removal or to require Tenant to do the same. If Tenant fails to return the Demised Premises to Landlord as required by this Section 4, then Tenant shall pay to Landlord, as Additional Rent, all costs, expenses and fees (including without limitation construction management fees) incurred by Landlord in effecting such return. Tenant hereby grants to Landlord, and Landlord shall have and may enforce, a continuing security interest in, and lien on all Alterations to the Demised Premises made by either party (including but not limited to the Tenant Improvements), all fixtures installed within the Demised Premises by either party and all proceeds (including proceeds of proceeds) of any and all of the foregoing, in each case, whether now owned or hereafter acquired by Tenant. Tenant agrees to cooperate and join, at its expense, with Landlord in taking such steps as are necessary, in Landlord's judgment, to perfect or continue the perfected status of the security interest granted hereunder, including, without limitation, the execution and delivery of financing statements and fixture filings, amendments thereto, and continuation statements. Tenant irrevocably appoints Landlord attorney-in-fact for Tenant to execute, deliver and file such financing statements, fixture filings, continuation statements and amendments.

(j) Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §§ 12101 et seq.) and the regulations and guidelines promulgated thereunder, as may be amended and supplemented from time to time (collectively referred to herein as the "**ADA**") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Demised Premises and the Building. Landlord, at its expense (subject to reimbursement as set forth below), shall take steps necessary to comply with Title III of the ADA to the extent same applies directly to the common areas of the Building as a whole; provided, however, that to the extent any non-compliance is a result of the use or occupancy of the Demised Premises or any action or inaction of Tenant or any Invitees, or if any improvements made by Landlord to comply with the ADA benefit solely the Demised Premises, then such compliance shall be at Tenant's cost. Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to comply with the ADA concerning the Demised Premises (including means of ingress and egress thereto) and the business conducted therein. Any Alterations made or constructed by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, that Landlord's consent to such Alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA, or representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA.

6. **SIGNAGE.** Landlord will be responsible for all signage in the Building common area and will include Tenant's name on the Building Lobby Directory and on the Floor Directory for multi-tenant floors prior to Tenants occupancy of the Demised Premises. Subsequent changes to the

Building Lobby Directory and the Floor Directory for multi-tenant floors requested by Tenant shall be at Tenant's expense. Tenant shall be solely responsible for all costs and expenses associated with the design, construction, installation and maintenance of signage for the Demised Premises. All contractors rendering installation services shall be subject to Landlord's approval prior to performing services and to Landlord's supervision during the installation. To the extent that the Tenant desires to modify or replace Tenant's Signage, Tenant shall obtain the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

7. **PARKING.** Landlord will use its best efforts to arrange for Tenant's parking in the Allentown Parking Authority Community Parking Deck located on South Sixth Street and reflected on **Exhibit H ("Parking Plan")**. Tenant will be responsible for payment to the Allentown Parking Authority for all parking charges.

8. **NEIGHBORHOOD IMPROVEMENT ZONE.**

(a) Neighborhood Improvement Zone Legislation.

(1) On June 28, 2011, a "Neighborhood Improvement Zone" ("**NIZ**") was established within the City of Allentown pursuant to Pennsylvania Act 50 of 2009 and Pennsylvania Act 26 of 2011 (as amended from time to time, the "**NIZ Act**"). The NIZ Act provides that qualified state and local tax revenue generated by Qualified Businesses located within the NIZ ("**NIZ Tax Revenue**") may be used for payment of debt service on bonds or loans issued for the improvement and development of qualified capital improvements within the NIZ. Capitalized terms used in this Section 7 without definition shall have the meanings ascribed to them in the NIZ Act.

(2) The Building is part of a Facility Complex located in the NIZ. The Landlord, or its affiliates, shall utilize the NIZ Act to develop the Building. Accordingly, the Landlord is entering into this Lease, and has agreed to accept the Base Rent set forth in this Lease, in reliance on the below representations, warranties and covenants of Tenant regarding the NIZ Act.

(b) Tenant Covenants, Representations and Warranties Regarding the NIZ Act. Tenant hereby covenants, represents and warrants to Landlord that as of the date hereof and continuing until the expiration or termination of the Term of this, the following shall be true and correct:

(1) Commencing as of the Commencement Date of this Lease, the Tenant shall be and shall remain a Qualified Business under the NIZ Act.

(2) During the Term of this Lease, the Tenant shall generate from its operations and activities at the Demised Premises NIZ Tax Revenue (in the aggregate, the "**Tenant NIZ Tax Revenue**").

(c) NIZ Act Obligations of Tenant.

(1) Reporting of NIZ Tax Revenue. Tenant shall fully and timely comply with the reporting requirements set forth in the NIZ Act. Tenant agrees to provide Landlord and/or its Representatives (as defined below) with (i) copies of all reports and other submissions made by Tenant in connection with the NIZ Act or its NIZ Tax Revenue simultaneously with Tenant's submission of same to the Pennsylvania Department of Revenue, the City of Allentown and/or the Allentown Neighborhood Improvement Zone Authority (or its successors or assigns) (the "**Authority**"), or their respective agents; (ii) copies of all correspondence and other documents to or from the Pennsylvania Department of Revenue, the City of Allentown and/or the Authority, or their respective agents, in connection with the NIZ Act, its NIZ Tax Revenue and/or the Certified Tenant NIZ Tax Revenue (as defined below) including, but not limited to, certifications or calculation of its NIZ Tax Revenue and Certified Tenant NIZ Tax Revenue, simultaneously with Tenant's submission of same or promptly after Tenant's receipt of same; and (iii) such other information pertaining to Tenant's operations and activities at the Demised Premises and Tenant's submissions under the NIZ Act, Tenant's NIZ Tax Revenue and the Certified Tenant NIZ Tax Revenue, as Landlord may reasonably request from time to time. In addition, Tenant hereby authorizes the Pennsylvania Department of Revenue, the City of Allentown and/or the Authority, and their respective agents, to release to Landlord information, reports, correspondence, certifications and other documents pertaining to submissions made by Tenant in connection with the NIZ Act, Tenant's NIZ Tax Revenue, and the Certified Tenant NIZ Tax Revenue.

(2) Audit of NIZ Tax Revenue. Tenant agrees that the Landlord and/or its Representatives may, from time to time and at Landlord's expense, review and audit the Tenant's operations and activities at the Demised Premises and Tenant's submissions under the NIZ Act to ensure that all NIZ Tax Revenue generated by the Tenant is reported as required under the NIZ Act. Tenant further agrees to cooperate with Landlord's review and audit activities and to amend or supplement any reports or information submitted by the Tenant under the NIZ Act to reflect findings made during the Landlord's review and audit.

(3) Verification of NIZ Tax Revenue. In approximately March of each year, the Pennsylvania Department of Revenue shall certify and pay over to the Authority an amount representing the Tenant NIZ Tax Revenue for the applicable prior calendar year, if any (the "**Certified Tenant NIZ Tax Revenue**"). By November 1 of each year, the Pennsylvania Department of Revenue will examine and verify the state tax remittances claimed by the businesses located within the NIZ. This may result in a restatement of the Tenant NIZ Tax Revenue which was certified in March. If an adjustment is required, Tenant shall promptly notify Landlord of any adjustment and the Certified Tenant NIZ Tax Revenue shall be adjusted accordingly.

(d) Confidentiality. The Landlord agrees that the information disclosed to it or any of its officers, directors, employees, agents or representatives, including, without limitation, attorneys, accountants, consultants and financial advisors (collectively, "**Representatives**") in connection with the NIZ Act or Landlord's review and audit of Tenant's operations and activities at the Demised Premises and submissions under the NIZ Act will be kept confidential and will not, without the prior written consent of Tenant or pursuant to a valid court order, be disclosed by Landlord or its Representatives, in any manner whatsoever, in whole or in part, and will not be used by Landlord or its Representatives, directly or indirectly, for any purpose, other than to ensure that all NIZ Tax Revenue generated by the Tenant is reported as required under the NIZ Act.

9. **OPERATING EXPENSES.**

(a) In addition to the Base Rent, Tenant shall pay to Landlord monthly, as Additional Rent, Tenant's Proportionate Share of the Operating Expenses incurred during each Operating Year. The Tenant's Proportionate Share of the Operating Expenses for the first Operating Year (i.e., the Operating Expense Estimate for the first Operating Year) is estimated to be $9.00 per Tenant's SF, subject to adjustment as set forth herein, the first monthly payment of which shall be payable on the Commencement Date and each subsequent payment shall be payable on the first (1st) day of each successive month of the first Operating Year. If the Commencement Date is on a day other than the first day of a month, the Operating Expense Estimate from such day until the first day of the following month shall be prorated as follows: the Operating Expense Estimate shall be multiplied by a fraction the numerator of which shall be the number of days in the applicable month on and after the Commencement Date and the denominator of which shall be the total number of days in the applicable month. From time to time during any Operating Year, Landlord may revise the Operating Expense Estimate and adjust Tenant's monthly payments to reflect Landlord's revised Operating Expense Estimate. Landlord may also invoice Tenant separately from time to time during the Term for Tenant's Proportionate Share of any extraordinary or unanticipated Operating Expenses.

(b) All Operating Expenses of the Building shall be computed as if the property is one hundred percent (100%) occupied. Accordingly, for the purpose of calculating the Tenant's Proportionate Share of Operating Expenses, all operating expenses which vary with the percentage occupancy of the property shall be multiplied by a fraction, the denominator of which shall be the average percentage occupancy of the rentable square footage of the Building for the time period in question and the numerator of which is one hundred percent (100 %).

(c) Within 120 days following the end of each Operating Year, Landlord shall give Tenant an Operating Expense Statement itemizing the actual Operating Expenses of the previous Operating Year.

(i) If Tenant's Proportionate Share of the Operating Expenses for the preceding Operating Year is greater than the Operating Expense Estimate for such year, Tenant shall pay to Landlord, within thirty (30) days following receipt of such Operating Expense Statement and as Additional Rent, the Operating Expense Adjustment.

(ii) If Tenant's Proportionate Share of the Operating Expenses for the preceding Operating Year is less than the Operating Expense Estimate for such year, Landlord shall credit to Tenant the Operating Expense Adjustment. At Landlord's option, such credit shall be paid directly to Tenant or as a reduction in Tenant's monthly Operating Expense Estimate, except after the expiration of this Lease, the difference shall be paid to Tenant within thirty (30) days following Landlord's final Operating Expense Statement issue date.

(d) As used in this Lease, the following words and terms shall be defined as hereinafter set forth:

(i) **"Additional Rent"** shall mean any and all payments or amounts payable by Tenant under this Lease over and above the Base Rent.

(ii) **"Operating Year"** shall mean each calendar year, or other period of twelve (12) months as hereinafter may be adopted by Landlord as its fiscal year, occurring during the Term of the Lease.

(iii) **"Operating Expense Estimate"** shall mean, with respect to the first Operating Year, the estimated amount set forth in Section 9(a) above and, with respect to each Operating Year following the first Operating Year of the Term, Landlord's good-faith estimate of Tenant's Proportionate Share of the Operating Expenses for such Operating Year.

(iv) **"Operating Expense Statement"** shall mean a statement in writing signed by Landlord, setting forth in reasonable detail (i) the Operating Expenses for the preceding Operating Year; (ii) Tenant's Proportionate Share of the Operating Expenses for the preceding Operating Year; (iii) the Operating Expense Estimate for the preceding Operating Year; (iv) Tenant's Operating Expense Adjustment.

(v) **"Operating Expense Adjustment"** shall mean the difference between Tenant's Proportionate Share of the Operating Expenses for a particular Operating Year and the Operating Expense Estimate for that particular Operating Year.

(vi) **"Operating Expenses"** shall mean the sum of all expenses incurred by the Landlord in connection with the ownership, operation, cleaning, repair and maintenance of the Building, and its common areas serving the Building which shall be under the exclusive control and management of Landlord or an agent of Landlord including, but not limited to the following: (i) Real Estate Taxes; (ii) premiums and other charges for insurance and deductibles for non-capital expenditures under such insurance policies; (iii) water and sewer service charges, electricity, gas, HVAC, and other utility charges of every type and nature not separately metered to or paid by tenants in the Building; (iv) all maintenance and repair costs to all areas of the Building, including repairs and replacements of supplies and equipment, janitorial and cleaning services (excluding maintenance, janitorial and cleaning services for the Demised Premises which shall be the sole responsibility of Tenant), snow and trash removal and paving, general grounds upkeep, maintenance, inspection, and repair of all mechanical equipment such as HVAC, electrical and plumbing equipment, sprinkler system, fire alarm systems, and fire extinguishers, and the costs of all labor, materials and supplies incidental thereto; (v) wages, salaries, fees and other compensation and payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law, union agreement or otherwise made to or on behalf of employees of Landlord performing services rendered in connection with the operation and maintenance of the Building, and/or the Demised Premises, including, without limitation, payments made directly to or through independent contractors for performance of such services or for servicing maintenance contracts; (vi) reasonable management costs and fees payable to the Property Manager, affiliated or not affiliated with the Landlord, for the Building; (vii) depreciation for capital expenditures made by Landlord in connection with the operation or maintenance of the Building, to replace existing equipment or machinery, reduce operating expenses of the Building serving the Building, or to comply with

legal or insurance requirements applicable to the Building, such capital costs to be amortized over such reasonable period as Landlord shall determine, together with interest at the rate paid by Landlord on any funds borrowed for such expenditures; (viii) any and all assessments, dues or other charges or expenses incurred by Landlord in connection with the Building or the property on which the Building is located (the "**Land**"); and (ix) any and all other non-capital expenditures of Landlord incurred in connection with the operation, repair or maintenance of the Demised Premises, and the Building. Operating Expenses shall not include leasing commissions with respect to the negotiation of leases.

(vii) "**Real Estate Taxes**" shall mean (A) all real estate taxes, business privilege taxes, business district or arena taxes, rates, and assessments (including general and special assessments, if any), ordinary and extraordinary, foreseen and unforeseen, which are imposed upon Landlord or assessed against the Building, the Land or Landlord's personal property used in connection therewith, (B) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building, and (C) expenses (including, without limitation, attorneys' and consultants' fees and court costs) incurred in reviewing, protesting or seeking a reduction of real estate taxes, whether or not such protest or reduction is ultimately successful. Subject to the foregoing, Real Estate Taxes shall not include any inheritance, estate, gift, franchise, corporation, net income or net profits tax assessed against Landlord from the operation of the Building.

10. **UTILITIES SEPARATELY CHARGED TO DEMISED PREMISES.** To the extent not paid as an Operating Expense, Tenant shall be responsible for securing and paying for all utilities (water, sewer, gas, electric, etc.) which are consumed within the Demised Premises. The Tenant's responsibility for utilities consumed within the Demised Premises shall commence upon the Commencement Date. Tenant shall pay for the consumption of such utilities based upon its submetered usage or upon the reasonable allocation established by Landlord, directly to said utility or, in the event said utility will not bill Tenant directly, to Landlord. Tenant shall pay utility bills when due, and non-payment or late payment of such bills shall be considered a Default under this Lease. Landlord shall at all times have the exclusive right to select the provider or providers of utility services to the Demised Premises and the Building, provided that in no event shall the Landlord be responsible or liable to the Tenant for the failure of any such provider or providers of utility services to provide utilities to the Tenant or the Demised Premises. Upon twenty-four (24) hours prior notice to Tenant (except in the case of an emergency in which event no prior notice shall be required), Landlord shall have the right of access to the Demises Premises from time to time to install, repair or remove utility facilities. To the extent that the Demised Premises are not separately metered on the Commencement Date hereof, Landlord expressly reserves the right to require Tenant to install separate meters or submeters to the Demised Premises and thereafter pay the costs of any such utilities directly to the provider thereof or, in the event said utility will not bill Tenant directly, to Landlord.

11. **SECURITY DEPOSIT AND FINANCIAL REPORTING.**

(a) Security Deposit. None.

(b) Financial Reporting. Within ten (10) days after Landlord's written request, Tenant shall furnish to Landlord, Landlord's lender(s) and/or prospective lender(s) Tenant's reasonably requested financial information including but not limited to Tenant's then current balance sheet and statement of profits and losses, all in reasonable detail and certified as having been prepared in accordance with generally accepted accounting principles consistently applied.

12. **SERVICES**. Landlord agrees that it shall provide Tenant with services consistent with similar Class A office facilities located in the Lehigh Valley region (the "**Landlord Services**") provided that it is understood that Landlord does not warrant that any of the Landlord Services will be free from interruption from causes beyond the reasonable control of Landlord or its agents or subcontractors. No interruption of any or all of the Landlord Services shall (i) be deemed an eviction or disturbance of Tenant's use and possession of the Demised Premises or any part thereof, or (ii) render Landlord liable to Tenant for damages; or (iii) permit Tenant to abate rent or otherwise relieve Tenant from performance of Tenant's obligations under this Lease, unless the Landlord, after notice of any such interruption of Landlord Services and an opportunity to cure same, shall willfully or negligently and without cause fail or refuse to take commercially reasonable steps to remedy any such interruption of Landlord Services.

13. **CARE OF DEMISED PREMISES**. Tenant agrees, on behalf of itself and any invitee, agent, employee, subtenant, assignee, contractor, client, licensee, customer, patient or guest of Tenant (collectively, "**Invitees**") that it shall:

(a) Comply at all times with all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes, and executive orders of governmental authorities, and of any applicable fire rating bureau, or other body exercising similar functions (collectively, "**Laws**") relating to the use, occupancy, and condition of the Demised Premises and all machinery, equipment, furnishings, fixtures and improvements therein, all of which shall be complied with in a timely manner at Tenant's sole expense.

(b) Give Landlord, its agents and representatives, and the holder of any Mortgage(s), access to the Demised Premises at all reasonable times upon twenty-four (24) hours prior notice (except in the case of an emergency in which event no prior notice shall be required) without charge or diminution of rent (i) to examine the Demised Premises and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder or as Landlord may deem necessary or advisable, (ii) to show the Demised Premises to prospective brokers, tenants, mortgagees, purchasers and others. Except in the event of an emergency, Landlord shall endeavor to minimize disruption to Tenant's normal business and use of the Demised Premises in connection with any such entry.

(c) Tenant, at Tenant's sole cost and expense, shall promptly make all repairs, perform all maintenance, and make all replacements in and to the Demised Premises that are necessary or desirable to keep the Demised Premises in first class condition and repair, in a clean, safe and tenantable condition, and otherwise in accordance with all Laws and the requirements of this Lease. Tenant shall provide janitorial and cleaning services for the Demised Premises and shall maintain all fixtures, furnishings and equipment located in, or exclusively serving, the Demised Premises in clean, safe and sanitary condition, and shall take good care thereof and make all

required repairs and replacements thereto. Tenant shall give Landlord prompt written notice of any defects or damage to the structure of, or equipment or fixtures in, the Demised Premises or any part thereof. Tenant shall suffer no waste or injury to any part of the Demised Premises, and shall, at the expiration or earlier termination of the Term, surrender the Demised Premises in an order and condition equal to or better than their order and condition as existed at the inception of the Term or as the same hereafter may be improved by Landlord or Tenant, except for ordinary wear and tear. Tenant shall also, if requested by Landlord, remove wiring, cables and any other installations within the walls or floors made by or for Tenant. All injury, breakage and damage to the Demised Premises and to any other part of the Building or the Land caused by any act or omission of Tenant or any Invitee, shall be repaired by and at Tenant's expense, except that Landlord shall have the right at Landlord's option to make any such repair and to charge Tenant for all costs and expenses incurred in connection therewith.

(d) Not place signs in or on the Building or the Demised Premises except as set forth in Section 6 above or as otherwise permitted by Landlord in writing, such permission not to be unreasonably withheld, conditioned or delayed.

(e) Tenant and Invitees shall at all times abide by and observe rules and regulations ("**Rules and Regulations**") as may be promulgated and amended by Landlord from time to time. Tenant and Invitees shall also abide by and observe any other rule that Landlord may promulgate from time to time for the operation and maintenance of the Building, provided that notice thereof is given and such rule is not inconsistent with the provisions of this Lease. All rules shall be binding upon Tenant and enforceable by Landlord as if they were contained herein. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules by any other tenant or its employees, agents, assignees, subtenants, invitees or licensees.

14. **SUBLETTING AND ASSIGNING**. Tenant shall not voluntarily, involuntarily or by operation of law, sell, assign or otherwise transfer or convey this Lease, in whole or in part, or license or sublet all or any portion of the Demised Premises (each a "**Transfer**"), without first obtaining Landlord's prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the Landlord may, in its sole and absolute discretion, withhold and deny consent to any Transfer that would, in the Landlord's reasonable opinion, result in a breach of the Tenant's representations, warranties and covenants regarding the NIZ Act as set forth in Section 8 above. Tenant agrees that (i) any transfer, assignment or sale by Tenant of a majority of the ownership interests of Tenant or substantially all of the assets of Tenant, and/or (ii) a change of effective management control of Tenant, and/or (ii) a merger or division of Tenant, shall constitute a Transfer which requires Landlord's prior written consent. If such consent is given, it will not release Tenant from its obligations hereunder and it will not and shall not be deemed as consent to any further Transfer of this Lease. If Landlord consents to any Transfer, it shall nevertheless be a condition to the effectiveness thereof that a fully executed copy of the sublease, assignment or other document effectuating the Transfer be furnished to Landlord and that any assignee assume in writing all obligations of Tenant hereunder. Notwithstanding anything to the contrary herein, the Tenant shall not mortgage or encumber this Lease. Tenant agrees to bear and pay to Landlord upon demand an administrative

fee equal to $1,500, as well as any and all costs incurred by Landlord (including, without limitation, reasonable attorneys' fees) in connection with Landlord's review and/or approval of any proposed Transfer of this Lease or the Demised Premises.

15. **DELAY IN POSSESSION.**

(a) If Landlord shall be unable to deliver possession of the Building or the Demised Premises to Tenant on the date(s) set forth in the Design and Construction Schedule attached hereto as **Exhibit G, ("Design and Construction Schedule")** because of delays in construction, permitting or other delays beyond the reasonable control of Landlord or its contractors or subcontractors (collectively "**Force Majeure Events**"), or for any other reason, Landlord shall not be subject to any liability to Tenant except as set forth below. Under such circumstances, the Base Rent, Additional Rent and other sums reserved and covenanted to be paid herein shall not commence until possession of the Demised Premises is given or until Landlord shall give written notice to Tenant that the Demised Premises are available for occupancy by Tenant, whichever shall first occur, and no such failure to give possession shall in any other respect affect the validity of this Lease or give Landlord any obligation to extend the Term of this Lease. Notwithstanding the foregoing, if Landlord is unable to deliver possession of the Building or the Demised Premises to Tenant on the date(s) set forth in the Design and Construction Schedule attached hereto as **Exhibit G ("Design and Construction Schedule")** for reasons solely within Landlord's or its contractors' or subcontractors' reasonable control, and the delay is greater than ninety (90) days, then the Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease provided that the Tenant first provides the Landlord with ninety (90) days prior written notice of its intent to so terminate the Lease and provided further that in the event Landlord delivers possession of the Building and/or the Demised Premises to Tenant within such ninety (90) day period, the Tenant's termination of this Lease shall automatically be deemed revoked.

(b) If Landlord shall be unable to deliver possession of the Building or the Demised Premises to Tenant on the date(s) set forth in the Design and Construction Schedule attached hereto as **Exhibit G ("Design and Construction Schedule")** because of delays resulting from Tenant or its architects', contractors' or subcontractors' actions or omissions ("**Tenant's Delays**"), the Term shall commence on the Commencement Date set forth in Section 1(e) above even if Tenant has not opened for business. Under such circumstances the Landlord shall not be responsible for any damages and the Term shall commence and obligations of Tenant for Base Rent, Additional Rent and other sums due hereunder shall commence upon Landlord's written notice to Tenant of the Commencement Date.

16. **FIRE OR CASUALTY.**

(a) If the Demised Premises or the Building is damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord. If the Demised Premises or the Building are totally or partially damaged or destroyed thereby rendering the Demised Premises totally or partially inaccessible or unusable, then Landlord shall diligently repair and restore the Demised Premises and the Building to substantially the same condition they were in prior to such damage or destruction; provided, however, that if in Landlord's judgment such repair and restoration cannot be completed within one hundred eighty (180) days after the occurrence of such damage or

destruction (in addition to any time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits), then Landlord shall have the right to terminate this Lease by giving written notice of termination within sixty (60) days after the occurrence of such damage or destruction.

(b) If the Lease is not terminated by Landlord as set forth in Section 16(a) above, after receipt of all insurance proceeds (including proceeds of insurance maintained by Tenant), Landlord shall proceed with and bear the expenses of such repair and restoration of the Demised Premises and the Building; provided, however, that (i) if such damage or destruction was caused by the act or omission of Tenant or any Invitee, then Tenant shall pay Landlord's deductible and the amount by which such expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction, (ii) Tenant shall pay the amount by which the cost of restoring any item which Landlord is required to restore and Tenant is required to insure exceeds the insurance proceeds received with respect thereto, and (iii) Landlord shall not be required to repair or restore any of the Tenant Improvements, any Alterations or any other contents of the Demised Premises (including, without limitation, Tenant's trade fixtures, decorations, furnishings, equipment or personal property).

(c) Notwithstanding anything herein to the contrary, Landlord shall have the right to terminate this Lease if (i) insurance proceeds are insufficient to pay the full cost of such repair and restoration, (ii) the holder of any Mortgage(s) fails or refuses to make such insurance proceeds available for such repair and restoration, (iii) zoning or other applicable laws or regulations do not permit such repair and restoration, or (iv) the Building is damaged by fire or casualty (whether or not the Demised Premises has been damaged) to such an extent that Landlord decides, in its sole and absolute discretion, not to rebuild or reconstruct the Building.

(d) If this Lease is terminated pursuant to this Section 15, then the Base Rent and Tenant's Proportionate Share of Operating Expenses shall be apportioned (based on the portion of the Demised Premises which is usable after such damage or destruction) and paid to the date of termination. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Demised Premises are substantially complete, Tenant shall be required to pay Base Rent and Tenant's Proportionate Share of Operating Expenses only for the portion of the Demised Premises that is usable while such repair and restoration are being made; provided, however, that if such damage or destruction was caused by the act or omission of Tenant or any Invitee, then Tenant shall not be entitled to any such reduction to Base Rent or Tenant's Proportionate Share of Operating Expenses.

17. LIABILITY OF LANDLORD.

(a) Landlord and its employees and agents shall not be liable to Tenant, any Invitee or any other person or entity for any damage (including indirect and consequential damages), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in this Section), including without limitation the following: repair to any portion of the Demised Premises or the Building; interruption in the use of the Demised Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators

or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Demised Premises or the Building; any fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the Demised Premises or the Building from water, rain, ice or snow that may leak into, or flow from, any part of the Demised Premises or the Building, or from drains, pipes or plumbing fixtures in the Demised Premises or the Building. If any condition exists which may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity not to exceed thirty (30) days or such longer period of time as may be reasonable to correct such condition, and in the interim Tenant shall not claim that it has been constructively evicted or is entitled to an abatement of Base Rent, Additional Rent or Tenant's Proportionate Share of Operating Expenses. Any property placed by Tenant or any Invitee in or about the Demised Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefore.

(b) Tenant shall reimburse Landlord and its parents, subsidiaries and affiliates and each of their respective shareholders, members, partners, officers, directors, employees, agents, successors and assigns for (as Additional Rent), and shall indemnify, defend upon request and hold them harmless from and against all costs, damages, claims, liabilities, expenses (including attorneys' fees), losses, penalties and court costs suffered by or claimed against them, directly or indirectly, to the extent based on or arising out of, in whole or in part (i) Tenant's use and occupancy of the Demised Premises or the business conducted therein, (ii) any act or omission of Tenant or any Tenant Invitee, (iii) any breach by Tenant of Tenant's obligations under this Lease, (iv) any entry by Tenant or any Tenant Invitee upon the Land or Building prior to the Commencement Date, or (v) any misrepresentation made by Tenant hereunder.

(c) Tenant shall not have the right to set off or deduct any amount allegedly owed to Tenant pursuant to any claim against Landlord from any Base Rent, Additional Rent, or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord, which action shall not be consolidated with any action of Landlord.

(d) Tenant acknowledges that it is Landlord's current intention to convert the Building to a condominium pursuant to the Pennsylvania Uniform Condominium Act, 68 PA.C.S. §3101, et seq. (the "**Act**") (as such Act may be amended from time to time), and the Demised Premises shall be a Unit or Units in such condominium. Tenant hereby consents and agrees to such conversion and further agrees that this Lease shall remain valid and binding notwithstanding the conversion of the Demised Premises to one or more condominium Units.

(e) The obligations of Landlord under this Lease shall not be binding upon Landlord after the sale, conveyance, assignment or transfer by Landlord of its interest in the Building to the extent such obligations accrue from and after the date of such sale, conveyance, assignment or transfer. The shareholders, members, partners, directors, officers and principals, direct and indirect, comprising Landlord shall not be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder. The liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's

equitable interest in the Building. Tenant shall not look to any property or assets of Landlord (other than Landlord's equitable interest in the Building) in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

18. **CONDEMNATION.**

(a) If the whole or a substantial part of the Demised Premises shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, or sold under threat of such a taking or condemnation (collectively, "**Condemned**"), then this Lease shall terminate on the day prior to the date title thereto vests in such authority and Base Rent and Additional Rent shall be apportioned as of such date. If less than a substantial part of the Demised Premises or occupancy thereof is Condemned, then this Lease shall continue in full force and effect as to the part of the Demised Premises not so Condemned, except that as of the date title vests in such authority Tenant shall not be required to pay Base Rent or Tenant's Proportionate Share of Operating Expenses with respect to the part of the Demised Premises so Condemned. Notwithstanding anything herein to the contrary, if twenty-five percent (25%) or more of the Building or Land is Condemned, then whether or not any portion of the Demised Premises is Condemned, Landlord shall have the right to terminate this Lease as of the date title vests in such authority.

(b) All awards, damages and other compensation paid on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall have no claim against Landlord for any portion of any award, damages or compensation paid to Landlord attributable to damage to the Demised Premises, value of the unexpired portion of the Term, loss of profits or goodwill, leasehold improvements or severance damages. The foregoing shall not, however, prevent Tenant from pursuing any separate claim against the authority for moving expenses or for the value of furnishings, equipment and trade fixtures installed in the Demised Premises at Tenant's expense and which Tenant is entitled pursuant to this Lease to remove at the expiration or earlier termination of the Term; provided, however, that such claim shall in no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation.

19. **BANKRUPTCY**. An "**Event of Bankruptcy**" is the occurrence with respect to Tenant, a guarantor or any person or entity liable for Tenant's obligations hereunder (including, without limitation, any general partner of Tenant or, if Tenant is a limited liability company, any member of Tenant) of any of the following: (a) such person or entity becoming insolvent, as that term is defined in Title 11 of the United States Code (the "**Bankruptcy Code**") or under the insolvency laws of any state (the "**Insolvency Laws**"); (b) appointment of a receiver or custodian for any property of such person or entity, or the institution of a foreclosure or attachment action upon any property of such person or entity; (c) filing by such person or entity of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against such person or entity as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within thirty (30) days after filing, or (ii) results in the issuance of an order for relief against the debtor; or (e) such person or entity making or consenting to an

assignment for the benefit of creditors or a composition of creditors; (f) such person or entity submitting (either before or after execution hereof) to Landlord any financial statement containing any material inaccuracy or omission; or (g) a decrease by fifty percent (50%) or more of such person's or entity's net worth below the net worth of such person or entity as of the date hereof. At any time upon not less than five (5) days' prior written notice, Tenant shall submit such information concerning the financial condition of any such person or entity as Landlord may request. Tenant warrants that all such information heretofore and hereafter submitted is and shall be correct and complete. The occurrence of an Event of Bankruptcy shall constitute a Default hereunder and the Landlord shall have all rights and remedies available pursuant to Section 20 below.

20. **DEFAULT.**

(a) Subject to Tenant's limited right to cure non-monetary defaults as set forth in Section 20(b) below, from and after the Effective Date (i) if Tenant shall fail to pay Base Rent, Additional Rent or any other sum payable to Landlord hereunder within ten (10) days of when due; or (ii) if Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease; or (iii) if Tenant breaches any of the covenants, representation and warranties set forth in Section 8(b) above; or (iv) if Tenant vacates, abandons or fails to occupy or utilize some or all of the Demised Premises during the Term hereof or removes or manifests an intention to remove any of Tenant's goods or property therefrom other than in the ordinary and usual course of Tenant's business; or (v) an Event of Bankruptcy shall occur, then and in any of said cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), Tenant shall have committed a default under the Lease ("**Default**"). In such event, Landlord, in addition to all other rights and remedies available to Landlord by law or equity or by any other provisions hereof, may at any time thereafter:

(1) Upon three (3) days written notice to Tenant, declare to be immediately due and payable, a sum equal to the Accelerated Rent Component (as hereinafter defined), and Tenant shall remain liable to Landlord as hereinafter provided; and/or

(2) Whether or not Landlord has elected to recover the Accelerated Rent Component, terminate this Lease upon at least five (5) days written notice to Tenant and, on the date specified in said notice, this Lease and the Term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised Premises to Landlord as required hereunder and Tenant shall remain liable to Landlord as hereinafter provided.

(b) Landlord shall provide Tenant with written notice of any non-monetary Defaults described in Section 20(a)(ii) above. Tenant shall have twenty (20) days after Tenant's receipt of written notice of any such non-monetary Default in which to cure such non-monetary Default, provided that if Tenant has commenced and is diligently pursuing the cure of such non-monetary Default, but said non-monetary Default is not reasonably capable of cure within said twenty (20) day period, then Tenant shall have such additional time as Tenant may reasonably require in which to cure said non-monetary Default, provided that in no event shall the cure period exceed forty-five (45) days after Tenant's receipt of written notice of such non-monetary Default.

(c) For purposes herein, the "**Accelerated Rent Component**" shall mean the aggregate of:

(1) All Base Rent, Additional Rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component; plus

(2) The annual Base Rent reserved for the then entire unexpired balance of the Term of this Lease (taken without regard to any early termination of the Term by virtue of any Default), plus all Additional Rent and other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said Term (including but not limited to Amortized Tenant Improvement Payments) which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Rent Component; plus

(3) Landlord's good faith estimate of all Additional Rent and charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said Term which shall not be capable of precise determination as aforesaid (and for such purposes no estimate of any component of the Additional Rent shall be less than the amount which would be due if each such component continued at the highest monthly rate or amount in effect during the twelve (12) months immediately preceding the Default).

(d) In any case in which this Lease shall have been terminated, or in any case in which Landlord shall have elected to recover the Accelerated Rent Component and any portion of such shall remain unpaid, Landlord may without further notice, enter upon and repossess the Demised Premises, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the rents and profits therefrom. Landlord may, in its own name, as agent for Tenant, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Demised Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such terms (which may include concessions of free rent) as Landlord in its sole discretion may determine. Landlord may, in connection with any such reletting, cause the Demised Premises to be decorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. No reletting shall be deemed a surrender and acceptance of the Demised Premises.

(e) The failure, refusal or inability of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability for Base Rent, Additional Rent and/or other charges, payments, costs and expenses due from Tenant to Landlord under this Lease. If Landlord so relets the Premises, then Landlord shall credit against Tenant's continuing obligations under this Lease, the net rentals actually received by Landlord for such reletting, after first deducting expenses as Landlord may incur in connection with such reletting, including, without limitation, counsel fees and expenses, brokerage fees and commissions, advertising expenses and all costs and expenses of possessing and maintaining the Demised Premises, of demolishing or renovating the Improvements (if, and to the extent, Landlord elects to do so) and of preparing the

Demised Premises for reletting. Landlord, in putting the Demised Premises, or any part or parts thereof as Landlord may elect, in good order, or in preparing the same for re-rental, may, at Landlord's option, make such alterations, repairs, replacements, and decorations therein as Landlord, in Landlord's sole judgment, considers advisable, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from any liability hereunder. Landlord shall in no event be liable in any way whatsoever for failure to relet the Demised Premises, or, in the event that the Demised Premises are relet, for failure to collect the rent under such reletting, and in no event shall Tenant be entitled to receive any excess of such net rents, if any, over the Base Rent and/or Additional Rent payable by Tenant to Landlord hereunder. No re-entry or reletting of the Demised Premises by Landlord following Tenant's default, and no payment by Tenant of the Base Rent, Additional Rent or other charges, payments, costs and expenses due from Tenant to Landlord under this Lease thereafter, shall constitute a release of any of Tenant's liability hereunder (except to the extent of such payments) or shall prejudice Landlord's claim for and right to collect from Tenant other sums payable by Tenant hereunder, or Landlord's actual damages with respect to any Default occurring hereunder.

(f) Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as damages incident to a termination of this Lease, in any bankruptcy reorganization or other court proceedings, the maximum amount allowed by any statue or rule of law in effect with such damages are to be proved.

(g) CONFESSION OF JUDGMENT FOR PAYMENT. UPON THE OCCURRENCE OF A DEFAULT HEREUNDER, TENANT IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY, CLERK OF COURT OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY SUCH COURT AT ANY TIME THEREAFTER TO WAIVE THE ISSUANCE AND SERVICE OF PROCESS AND TO CONFESS AND ENTER JUDGMENT AGAINST TENANT AND IN FAVOR OF LANDLORD FOR SUCH AGGREGATE AMOUNT OF RENT AND OTHER SUMS DUE TO LANDLORD AS IS UNPAID UNDER THIS LEASE (INCLUDING THE ACCELERATED RENT COMPONENT) TOGETHER WITH COSTS AND ATTORNEYS FEES EQUAL TO THE GREATER OF $5,000 OR FIVE PERCENT (5%) OF SUCH UNPAID AMOUNTS. TENANT HEREBY RATIFIES AND CONFIRMS ALL THAT THE ATTORNEY MAY DO BY VIRTUE HEREOF AND WAIVES AND RELEASES ALL ERRORS WHICH MAY INTERVENE IN SUCH PROCEEDINGS. IF A COPY OF THIS LEASE SHALL BE PRODUCED IN ANY PROCEEDINGS BROUGHT UPON THE WARRANT OF ATTORNEY CONTAINED IN THIS PARAGRAPH, SUCH COPY SHALL BE CONCLUSIVE EVIDENCE OF SUCH PROTHONOTARY'S AND/OR CLERK'S AND/OR ATTORNEY'S AUTHORITY TO TAKE THE ACTION SPECIFIED HEREIN AND IT SHALL NOT BE NECESSARY TO PRODUCE THE ORIGINAL INSTRUMENT. THE AUTHORITY GRANTED HEREIN TO CONFESS JUDGMENT AGAINST TENANT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF, BUT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THERE IS OCCASION THEREFORE UNTIL PAYMENT IN FULL OF ALL AMOUNTS DUE UNDER THIS LEASE. THE PROTHONOTARY, CLERK OF COURT, AND/OR ATTORNEY SHALL ACT IN GOOD FAITH, WITH CARE COMPETENCE AND DILIGENCE, AND ONLY WITHIN THE SCOPE OF AUTHORITY GRANTED HEREIN.

THE GRANTING OF THIS CONFESSION OF JUDGMENT IS A CONDITION OF LANLORD ENTERING THIS LEASE, WHICH IS BENEFICIAL TO THE TENANT. ANY CONFLICT OF INTEREST THAT MAY IMPAIR THE ABILITY OF THE PROTHONOTARY, CLERK OF COURT, AND/OR ATTORNEY TO ACT IMPARTIALLY IS HEREBY WAIVED.

ACKNOWLEDGED AND AGREED TO BY TENANT [initials] ________.

(h) CONFESSION OF JUDGMENT FOR POSSESSION. AFTER A DEFAULT OR THE EXPIRATION OF THE TERM, FOR THE PURPOSE OF OBTAINING POSSESSION OF THE DEMISED PREMISES, TENANT HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY, CLERK OF CIVIL COURTS, OR ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR TENANT AND ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE DEMISED PREMISES, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, IN FAVOR OF LANDLORD, FOR RECOVERY BY LANDLORD OF POSSESSION THEREOF, FOR WHICH THIS AGREEMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE DEMISED PREMISES, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED THE SAME SHALL BE TERMINATED AND THE POSSESSION OF THE DEMISED PREMISES REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT TO CONFESS JUDGMENT IN ONE OR MORE FURTHER ACTIONS IN THE MANNER AND FORM SET FORTH ABOVE TO RECOVER POSSESSION OF SAID DEMISED PREMISES FOR SUCH SUBSEQUENT DEFAULT. TENANT WAIVES ALL ERRORS IN CONNECTION WITH ANY SUCH CONFESSION OF JUDGMENT. NO SUCH TERMINATION OF THIS LEASE, NOR TAKING, NOR RECOVERING POSSESSION OF THE DEMISED PREMISES SHALL DEPRIVE LANDLORD OF ANY REMEDIES OR ACTION AGAINST TENANT FOR BASE RENT OR ADDITIONAL RENT OR FOR DAMAGES DUE OR TO BECOME DUE FOR THE BREACH OF ANY CONDITION OR COVENANT HEREIN CONTAINED, NOR SHALL THE BRINGING OF ANY SUCH ACTION FOR BASE RENT OR ADDITIONAL RENT, OR BREACH OF COVENANT OR CONDITION NOR THE RESORT TO ANY OTHER REMEDY HEREIN PROVIDED FOR THE RECOVERY OF BASE RENT OR ADDITIONAL RENT OR DAMAGES FOR SUCH BREACH BE CONSTRUED AS A WAIVER OF THE RIGHT TO INSIST UPON THE FORFEITURE AND TO OBTAIN POSSESSION IN THE MANNER HEREIN PROVIDED. UNDER THIS LEASE. THE PROTHONOTARY, CLERK OF COURT, AND/OR ATTORNEY SHALL ACT IN GOOD FAITH, WITH CARE COMPETENCE AND DILIGENCE, AND ONLY WITHIN THE SCOPE OF AUTHORITY GRANTED HEREIN. THE GRANTING OF THIS CONFESSION OF JUDGMENT IS A CONDITION OF LANLORD ENTERING THIS LEASE, WHICH IS BENEFICIAL TO THE TENANT. ANY CONFLICT OF

INTEREST THAT MAY IMPAIR THE ABILITY OF THE PROTHONOTARY, CLERK OF COURT, AND/OR ATTORNEY TO ACT IMPARTIALLY IS HEREBY WAIVED.

ACKNOWLEDGED AND AGREED TO BY TENANT ________.

(i) Tenant hereby waives all errors and defects of a procedural nature in any proceedings brought against it by Landlord under this Lease. Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, as amended, and agrees that, except as otherwise required by this Lease, five (5) days' notice shall be sufficient in any case where a longer period may be statutorily specified.

(j) If any Base Rent, Additional Rent or other sum due from Tenant to Landlord shall be over-due for more than five (5) days, such payment shall be subject to a late fee equal to five (5%) percent of such over-due payment. In addition, if any Base Rent, Additional Rent or other sum due from Tenant to Landlord shall be over-due for more than twenty (20) days, it shall thereafter bear interest at the rate of twelve (12%) percent per annum until paid. Any late fees or interest due to Landlord under this Section 19(i) shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

(k) In the event that Tenant Defaults in the performance of any of the terms, conditions or covenants of this Lease, and such Default requires the Landlord, in the exercise of its sole discretion, to engage the services of any attorney to enforce compliance by the Tenant with the terms, conditions and covenants hereof the Tenant will reimburse Landlord for any and all expenses incurred in its use of such attorney and in any action which said attorney may pursue. Such expenses shall include, but are not limited to legal fees, court costs, costs of filing and serving summons and/or complaints, etc. All attorney fees and costs incurred by the Landlord shall be due and payable on demand, shall be deemed to be Additional Rent hereunder and shall be added to the installment of Base Rent next accruing or to any subsequent installment of Base Rent due and payable hereunder, at the election of Landlord. Landlord shall not be responsible to Tenant for any loss or damage resulting in any manner by reason of its undertaking and pursuing any of the rights and remedies which by the terms hereof are reserved to and are for the benefit of Landlord.

21. SUBORDINATION AND ATTORNMENT.

(a) This Lease is and shall be subject and subordinate to the liens, provisions, terms and conditions and operation and effect of all mortgages, ground or underlying leases applicable to the Building or the Land, and security instruments which may now or hereafter encumber the Building or the Land or any portion thereof (collectively, the "**Mortgages**"), to all funds and indebtedness intended to be secured thereby, and to all renewals, modifications, consolidations, replacements, extensions or refinancings thereof. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all documents required by such holder in confirmation thereof.

(b) This subordination provision shall be self-operative and no further instrument shall be required to effect such subordination of this Lease; provided, however, that within ten (10) days of Landlord's request, Tenant shall, without expense to Landlord, execute and deliver any and all instruments necessary or appropriate to subordinate this Lease and all rights of Tenant hereunder to any such Mortgage or to confirm or evidence such subordination.

(c) Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and Tenant's obligations hereunder in the event any foreclosure proceeding is prosecuted or completed or in the event the Building, the Land or Landlord's interest therein is transferred by foreclosure, by deed in lieu of foreclosure or otherwise. If this Lease is not extinguished upon any such transfer or by the transferee following such transfer, then, at the request of such transferee, Tenant shall attorn to such transferee and shall recognize such transferee as the landlord under this Lease. Tenant agrees that upon any such attornment, such transferee shall not be (i) bound by any payment of the Base Rent or Additional Rent more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, but only to the extent such prepayments have been delivered to such transferee, (ii) bound by any amendment of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment, (iii) liable for damages for any breach, act or omission of any prior landlord, or (iv) subject to any offsets or defenses which Tenant might have against any prior landlord. Within five (5) days after the request of such transferee, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

(d) If any prospective, current or future holder of a Mortgage requires that modifications to this Lease be obtained, or that Tenant comply with certain requirements, and provided that such modifications and/or requirements (i) are reasonable, (ii) do not adversely affect in a material manner Tenant's use of the Premises as herein permitted, and (iii) do not increase the rent and other sums to be paid by Tenant, then Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications and/or requirements, and Tenant shall execute, acknowledge and deliver such amendment to Landlord within five (5) days after Tenant's receipt thereof.

(e) If the Building or the Land, or any portion thereof, or both of them, are at any time subject to a Mortgage and Tenant is given notice of the Mortgagee, including the name and address of the Mortgagee, then, in that event, Tenant shall not exercise any right or remedy for any default on the part of the Landlord without first giving notice, in the manner provided elsewhere in this Lease for the giving of notices, to the holder of such Mortgage, specifying the default in reasonable detail, and affording such holder a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord.

22. **HOLDING-OVER.** Should Tenant continue to occupy the Demised Premises after expiration of the Term of this Lease, or any renewal or renewals thereof, or after a forfeiture or other termination thereof, such tenancy shall (without limitation to any of Landlord's rights or remedies therefore) be one at sufferance from month to month at a minimum monthly rent equal to 150% of the greater of (i) the sum of the Base Rent and Additional Rent payable for the last

month of the Term of this Lease or, (ii) the fair market rental value at the time of such holdover and Additional Rent payable for the last month of the Term of this Lease, and, in addition to either of the foregoing, all other charges payable with respect to such last month of this Lease and all damages suffered or incurred by Landlord as a result of or arising from such holdover tenancy. Nothing contained herein shall grant Tenant the right to holdover after the Term of this Lease has expired or been terminated.

23. **RENT TAX.** Tenant shall pay any and all goods and services taxes, sales taxes, and other taxes imposed with respect to Base Rent, Additional Rent, and any other amounts payable by Tenant to Landlord under this Lease whether characterized as a goods and services tax, sales tax, or otherwise and shall pay any and all taxes, realty transfer taxes, assessments and similar charges imposed upon the privilege of renting or occupying the Demised Premises; provided, however, that Tenant shall not be required to pay any inheritance, estate, gift, franchise, corporation, net income or net profits tax assessed against Landlord from the operation of the Building.

24. **LANDLORD'S RIGHT TO PERFORM TENANT OBLIGATIONS.** If Tenant shall default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the terms or provisions of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant. If Landlord elects to remedy the default, then all expenses incurred by Landlord with respect thereto, including, but not limited to, attorneys' fees, plus interest thereon at the Default Rate, from the date incurred by Landlord to the date of payment thereof by Tenant, shall be deemed to be Additional Rent due hereunder and shall be paid by Tenant to Landlord on demand.

25. **INSURANCE.**

(a) Tenant shall not conduct or permit to be conducted any activity, or place or permit to be placed any equipment or other item in or about the Demised Premises or the Building, which will in any way increase the rate of fire insurance or other insurance on the Building. If any increase in the rate of fire insurance or other insurance is due to any activity, equipment or other item of Tenant, then (whether or not Landlord has consented to such activity, equipment or other item) Tenant shall pay as Additional Rent due hereunder the amount of such increase.

(b) Tenant shall keep in force, during the Term of this Lease, and any renewal or extension thereof, (i) commercial general liability insurance; (ii) comprehensive automobile liability insurance (covering automobiles owned by Tenant, if any); (iii) worker's compensation insurance; (iv) employer's liability insurance; and (v) umbrella/excess liability insurance in amounts and with coverages set forth below.

(i) Such commercial general liability insurance shall (i) have a minimum limit of \$1,000,000 per occurrence and \$2,000,000 general aggregate, \$1,000,000 products /completed operations aggregate and \$1,000,000 any one person or organization; (ii) include City Center Investment Corp. and its subsidiaries and affiliated entities as additional insureds (Endorsement CG 2011 Additional Insured-Managers or Lessors of Premises or its equivalent) on a primary and

non-contributory basis, (iii) include waiver of subrogation, and (iv) include per project/per location aggregate.

(ii) Such comprehensive automobile liability insurance shall (i) have a minimum limit of $1,000,000, and (ii) include waiver of subrogation.

(iii) Such worker's compensation insurance shall be in compliance with all statutory laws of the State of Pennsylvania.

(iv) Such employer's liability insurance shall be in the amount of $1,000,000 each person and $1,000,000 each occurrence

(v) Such umbrella/excess liability insurance shall (i) be in the amount of $10,000,000 each occurrence and $10,000,000 general aggregate, (ii) include City Center Investment Corp. and its subsidiaries and affiliated entities as additional insureds, and (iii) include waiver of subrogation.

(c) All such insurance shall (i) be issued by a company(ies) that is licensed to do business in the Commonwealth of Pennsylvania, and that has a rating equal to or exceeding A:XI from Best's Insurance Guide, (ii) name Landlord, City Center Investment Corp. and its subsidiaries and affiliated entities, the Property Manager of the Building and the holder of any Mortgage as additional insureds and/or loss payees (as available and applicable), (iii) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss (Tenant hereby waiving its right of action and recovery against and releasing Landlord and its employees and agents from any and all liabilities, claims and losses for which they may otherwise be liable to the extent Tenant is covered by insurance carried or required to be carried under this Lease), (iv) provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord, its officers, directors, agents, employees, and representatives, in connection with any loss or damage covered by such policy, (v) be acceptable in form and content to Landlord, (vi) be primary and non-contributory, and (vii) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance or change in coverage without the insurer first giving Landlord thirty (30) days' prior written notice of such proposed action. No such policy shall contain any deductible provision except as otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similarly situated buildings to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types of insurance. Tenant shall deliver a certificate (on Accord Form 27) of all such insurance and receipts evidencing payment therefore (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord concurrently with Tenant's execution of this Lease and at least annually thereafter. Such certificate of insurance shall name City Center Investment Corp. and its subsidiaries and affiliated entities, 645 Hamilton Street, Suite 600, Allentown, PA 18101, as the certificate holder and include the following wording in the description of operations: "*City Center Investment Corp. and its subsidiaries and affiliated entities are included as an additional insured (Endorsement CG 2011 Additional Insured-Managers or*

Lessors of Premises or its equivalent) on a primary and non-contributory basis. Per project aggregate applies. Waiver of subrogation applies to the general liability, umbrella and business auto coverages." Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

(d) Landlord shall insure the Building and shall maintain liability and other insurance in such amounts as may be required by the holder of any Mortgage on the Building or in such greater amounts as Landlord, in Landlord's sole discretion, may deem appropriate. Such insurance shall be an Operating Expense as defined in Section 9 above and shall be for the benefit of Landlord and, if required, the holder of any Mortgage as its interests may appear.

26. **ESTOPPEL CERTIFICATE.** Tenant shall from time to time within ten (10) days after request by Landlord, at Tenant's expense, execute, acknowledge and deliver to Landlord a statement certifying (i) that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing any instruments or modifications), (ii) the dates to which rent and other charges have been paid, (iii) whether or not Landlord is in default under this Lease, and if so, setting forth the nature of such default, and (iv) such other information reasonably requested by Landlord. Any such statement may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any holder or prospective holder of a Mortgage or any other person or entity.

27. **ENVIRONMENTAL COMPLIANCE.** Tenant shall not generate, store, handle or dispose of any hazardous material (as defined by applicable law) in, on, or about the Building or the Demised Premises except in compliance with all Laws and regulations concerning the proper storage, handling and disposal of hazardous material. In the event that Tenant is notified of any investigation or violation of any Law or regulation arising from Tenant's storage, handling and/or disposal of any hazardous material at the Demised Premises or Building, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of any such laws or regulations exists, Landlord may conduct such tests and studies relating to compliance by Tenant with such laws and regulations or the alleged presence of hazardous materials upon the Demised Premises or Building as Landlord deems desirable, all of which shall be completed at Tenant's expense. Landlord's inspection and testing rights are for Landlord's protection only, and Landlord has not, and shall not be deemed to have, assumed any responsibility to Tenant or any other person or party for compliance with laws or regulations concerning the proper storage, handling and/or disposal of any hazardous material, as a result of the exercise, or non-exercise of such rights. Tenant shall indemnify, defend, protect and hold harmless Landlord from any and all loss, claim, expense, liability and cost (including attorneys' fees) arising out of or in any way related to the presence of any hazardous material introduced to the Demised Premises and/or the Building by Tenant or its employees, contractors, subcontractors, suppliers or agents. If any hazardous material is released, discharged or disposed of on or about the Demised Premises or Building and such release, discharge or disposal is not caused by Tenant or other occupants of the Demised Premises, such release, discharge or disposal shall be deemed casualty damage under Section 15 above.

28. **OFFICE EQUIPMENT.** Business machines, mechanical equipment and all other equipment and machinery belonging to Tenant which may cause noise, vibration, or any other

nuisance that may be transmitted outside the Demised Premises to the structure or other portions of the Building to such a degree as to be objectionable to Landlord or which may interfere with the use or enjoyment by other tenants of their premises or the public portions of the Building, shall be placed and maintained by Tenant at Tenant's cost and expense, sufficient to eliminate such noise, vibration or nuisance.

29. **BROKER.** Both Landlord and Tenant represent and warrant to each other that neither have dealt with any broker or agent in the negotiation for or the obtaining of this Lease, and agree to indemnify, defend and hold each other harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it.

30. **TENANT'S CONTRACTION OPTION.** Tenant, at its option, and after providing Landlord with a minimum of nine (9) months prior written notice, shall have the one-time right to reduce the Demised Premises to 4,650 SF (the "**Returned Space**") effective (as chosen by Tenant, the "**Early Contraction Date**") at the end of the thirty-six (36th) month of the Term. The Returned Space shall consist of the 4,650 SF area shown in **Exhibit D** **("Demised Premises").** The 4,650 SF area includes a rentable square foot allocation of the Building common areas (the "**Tenant's SF**"). Upon vacating the Returned Space, returning the Returned Space to Landlord in the condition required under this Lease, and payment for the demising the space per section 30 (a) below, the Tenant's SF shall be adjusted accordingly.

(a) Tenant shall be responsible for all reasonable costs actually incurred by Landlord for the design and construction of code compliant demising of the Returned Space, materially consistent with **Exhibit D** and in a class A condition, from the remainder of the Demised Premises remaining on such floor.

31. **GENERAL PROVISIONS.**

(a) **Entire Agreement; Amendments.** This Lease, together with the Exhibits annexed hereto and any document expressly incorporated herein, contains the entire agreement of the parties hereto and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings, suggestions and discussions, whether written or oral, between the parties hereto. Neither party hereto has made any representations except as expressly set forth in this Lease. Any representation, inducement, warranty, understanding or agreement that is not expressly set forth in this Lease shall be of no force or effect. No other agreement hereinafter made shall be effective to change, modify, discharge or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. Tenant agrees to execute any amendment to this Lease required by a mortgagee of the Building, which amendment does not materially adversely affect Tenant's rights or obligation hereunder.

(b) **Captions.** The captions of the paragraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

(c) **Waiver.** No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition of this Lease or to exercise any right or remedy and no acceptance of full or partial Base Rent or Additional Rent during the existence or continuance of any breach hereof or Default shall constitute a waiver of any such breach or Default.

(d) **Severability.** If any term, covenant, condition, or provision of this Lease or the application thereof to any circumstance or to any person, firm, or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions, and provisions of this Lease and the application thereof to any circumstances or to any person, firm, or corporation other than those as to which any term, covenant, condition, or provision is held invalid or unenforceable, shall not be affected thereby, and each remaining term, covenant, condition, and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

(e) **Submission No Offer.** This Lease is submitted to Tenant on the understanding that it shall not be considered an offer or option to lease and shall not bind Landlord in any way until (i) Tenant has duly executed and delivered duplicate originals to Landlord, and (ii) Landlord has executed and unconditionally delivered one of said originals to Tenant. In addition, this Lease is contingent on the approval of the current holders of any and all Mortgages on the Building or Land or any portion thereof. In the event that the holder of any such Mortgage does not approve this Lease, Landlord shall have the right to terminate this Lease.

(f) **Counterparts.** This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document. Signatures exchanged by facsimile or e-mail shall have the same binding effect as original signatures.

(g) **Binding Effect.** The covenants, conditions, and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and each of their respective successors and, except as otherwise provided herein, their assigns.

(h) **Time of the Essence**. Time is of the essence with respect to the Tenant's rights and obligations set forth in this Lease. If any date or time period provided for in this Lease is or ends on a Saturday, Sunday or federal, state or legal holiday, then such date shall automatically be extended until 5:00 p.m. Eastern Time of the next day which is not a Saturday, Sunday or federal, state or legal holiday.

(i) **Force Majeure.** If Landlord is in any way delayed or prevented from performing any obligation due to fire, act of God, governmental act or failure to act (other than amendments to or repeal of the NIZ Act), strike, labor dispute, inability to procure materials, or any cause beyond Landlord's reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay, interruption or prevention.

(j) **Authority.** Tenant and the person executing and delivering this Lease on Tenant's behalf each represents and warrants that such person is duly authorized to so act; that Tenant is duly organized, is qualified to do business in the jurisdiction in which the Building is located, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in

which the Building is located, and has the power and authority to enter into this Lease; and that all action required to authorize Tenant and such person to enter into this Lease has been duly taken.

(k) **Governing Law.** This Lease shall be governed by the laws of the Commonwealth of Pennsylvania. Landlord and Tenant each waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located, and waive any right, claim or power, under the doctrine of forum non conveniens or otherwise, to transfer any such action to any other court.

(l) **Notices.** All bills, statements, notices or other communications which the parties may desire or be required to give to one another shall be deemed sufficiently given or rendered if in writing and either hand delivered to an officer of Landlord or Tenant (with receipt therefore) or sent by certified mail, return receipt requested, postage prepaid or a recognized overnight delivery service addressed to Landlord or Tenant at the Demised Premises at the addresses set forth in Section 1(f) above. The time of the giving of the notice or communication shall be deemed to be the time when the same is delivered to Landlord or Tenant in the case of notice given by overnight or hand delivery or deposited in the mail in the case of notice given by certified mail. Either party may change its address for the giving of notices by notice given in accordance with this Section.

If Landlord or the holder of any Mortgage notifies Tenant that a copy of any notice or other communication to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice or other communication to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder.

(m) **Recording.** Tenant shall not record this Lease or a memorandum of this Lease. Landlord shall have the right to record a memorandum of this Lease. Tenant agrees to execute a memorandum of this Lease in the form submitted to Tenant by Landlord, which may be recorded by Landlord. If Landlord assigns this Lease, Tenant agrees to execute an assignment of this Lease in the form submitted to Tenant by Landlord, evidencing Tenant's consent to such assignment.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused this Lease to be executed by their duly authorized representatives the day and year first above written.

LANDLORD:	TENANT:
TOWER SIX OP, LP, a Pennsylvania limited partnership	Iota Communications, Inc.
By: TOWER SIX OP GP LLC a Pennsylvania limited liability company its general partner	By: Iota Communications, Inc.
By: /s/ J.B. Reilly Print Name: J.B. Reilly Title: President Date: 9/6/19	By: /s/ Terrence DeFranco Print Name: Terrence DeFranco Title: Chief Executive Officer Date: 9/6/2019

List of Exhibits

Exhibit A	-	Building Image and Stacking Plan
Exhibit B	-	Demised Premises
Exhibit C	-	Confirmation of Commencement Date
Exhibit D	-	Building Shell and Core Plans
Exhibit E	-	Landlord's Building Standard Finishes
Exhibit F	-	Northstar Services
Exhibit G	-	Design and Construction Schedule
Exhibit H	-	Parking Plan